Exhibit 99.1

JOINT FILER INFORMATION

Name:	NNS Holding

Address:	c/o M&C Corporate Services, PO Box 309GT,
Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands

Designated Filer:	NNS Holding

Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]

Date of Event Requiring Statement:	December 13, 2011

Name:	Mr. Nassef Sawiris

Address:	c/o M&C Corporate Services, PO Box 309GT,
Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands

Designated Filer:	NNS Holding

Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]

Date of Event Requiring Statement:	December 13, 2011

Name:	Mr. Philip Norman

Address:	c/o M&C Corporate Services, PO Box 309GT,
Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands

Designated Filer:	NNS Holding

Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]

Date of Event Requiring Statement:	December 13, 2011

Name:	Mr. Philip Le Cornu

Address:	c/o M&C Corporate Services, PO Box 309GT,
Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands

Designated Filer:	NNS Holding

Issuer & Ticker Symbol:	Texas Industries, Inc. [TXI]

Date of Event Requiring Statement:	December 13, 2011

The shares of common stock of the Issuer reported on this Form 4 are directly held by NNS Holding. NNS Holding is an exempted company incorporated in the Cayman Islands with limited liability. Its registered address is c/o M&C Corporate Services, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Its principal business is holding diversified industrial and financial investments, and in connection with this NNS Holding is, through one of its wholly owned subsidiaries, a principal shareholder of Orascom Construction Industries Company. The entire share capital of NNS Holding is held by the NNS Jersey Trust, whose beneficiaries are principally Mr. Nassef Sawiris and his descendants.

Mr. Nassef Sawiris is the settlor of the NNS Jersey Trust. He is charged with exploring investment opportunities appropriate for NNS Holding based on his investment expertise.  In addition to holding a number of directorships, Mr. Nassef Sawiris is Chief Executive Officer of Orascom Construction Industries Company, a nitrogen fertiliser producer and construction contractor whose business address is Nile City South Tower, 2005A Corniche El Nil, Cairo, Egypt 11221. Mr. Sawiris is a citizen of Egypt.

Mr. Philip Norman is a director of NNS Holding. Mr. Norman is a partner of the Ogier Group, a provider of legal and fiduciary services whose business address is Whiteley Chambers, Don Street, St Helier, Jersey, JE3 5HN, Channel Islands. Mr. Norman is a British citizen.

Mr. Philip Le Cornu is a director of NNS Holding. Mr. Le Cornu is a partner of the Ogier Group, a provider of legal and fiduciary services whose business address is Whiteley Chambers, Don Street, St Helier, Jersey, JE3 5HN, Channel Islands. Mr. Le Cornu is a British citizen.

By virtue of their directorships of NNS Holding, Mr. Philip Le Cornu and Mr. Philip Norman have the power to vote and dispose of the shares held by NNS Holding. Mr. Sawiris, along with his descendants, are the principal beneficiaries of the trust which owns the shares of NNS Holding.  Mr. Philip Le Cornu,  Mr. Philip Norman and Mr. Nassef Sawiris may be deemed to be the beneficial owners of such shares of common stock of the Issuer held by NNS Holding (NNS Holding  together with Mr. Nassef Sawiris, Mr. Philip Le Cornu and Mr. Philip Norman, the  “Reporting Persons”, each a “Reporting Person”).

Each Reporting Person, other than NNS Holding, disclaims beneficial ownership of these securities, except to the extent of his or its pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Reporting Persons, other than NNS Holding, are the beneficial owners of all such equity securities covered by this statement.

Signature of Reporting Persons:	NNS Holding:

By: /s/ Philip Le Cornu
	Name:	Mr. Philip Le Cornu
	Title:	Director of NNS Holding
	Date:	December 15, 2011

By: /s/ Philip Norman
	Name:	Mr. Philip Norman
	Title:	Director of NNS Holding
	Date:	December 15, 2011

Mr. Nassef Sawiris:
/s/ Nassef Sawiris
	Date:	December 15, 2011